NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
FRIDAY, SEPT. 18, 2009

GROUP 1 AUTOMOTIVE TO PRESENT AT BANK OF AMERICA MERRILL LYNCH CONFERENCE

HOUSTON, Sept. 18, 2009 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at the Bank of America Merrill Lynch Smid Cap Conference. The presentation will provide an overview and business update of the company.

Group 1 is scheduled to present at the InterContinental Boston hotel in Boston, Mass., on Sept. 22, at 1:40 p.m. ET. A slide presentation and live audio webcast, with a replay available until Oct. 9, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 98 automotive dealerships, 132 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.